UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2012

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2012, Central European Distribution Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Roust Trading Ltd. (“Roust Trading”).

The Securities Purchase Agreement provides for three principal transactions:

1. the purchase by Roust Trading of (i) 5,714,286 shares (the “Initial Shares”) of common stock, par value $0.01 par value per share, of the Company (the “Common Stock”) for an aggregate purchase price of $30,000,000, or $5.25 per share, and (ii) a new debt security with a face value of $70,000,000 (the “New Debt”), which has a stated interest rate of 3.0% and matures on March 18, 2013. Upon approval by the Company’s stockholders and after satisfaction of certain other conditions, CEDC (on or after January 30, 2013) or Roust Trading (on or after the completion of the Second Closing (as defined in the Securities Purchased Agreement)) may cause Roust Trading to (x) purchase such number of shares of Common Stock at a purchase price of $5.25 per share sufficient to repay the then-outstanding principal amount of the New Debt, plus the accrued and unpaid interest thereon at the time of the Second Closing (as defined in the Securities Purchase Agreement) (the “Exchange Shares”), totaling approximately 13,333,333 shares of Common Stock plus additional shares representing accrued and unpaid interest thereon at the time of the Second Closing (as defined in the Securities Purchase Agreement), and (y) sell to the Company the entire principal amount of the New Debt;

2. the purchase by Roust Trading of a new debt security with a principal aggregate amount of $102,554,000 maturing on July 31, 2016 (the “Rollover Notes”). The Rollover Notes will bear a blended interest rate of 6.00% over the term of the Rollover Notes. Interest accrued on the Rollover Notes will effectively be paid in shares of Common Stock before January 1, 2014, and in cash thereafter; and

3. the receipt by the Company of the right to put to Roust Trading a debt security maturing on July 31, 2016 (the “Backstop Notes”) of an aggregate principal amount of up to $107,500,000. The Backstop Notes will bear a blended interest rate of 6.00% over the term of the Backstop Notes. Interest accrued on the Backstop Notes will effectively be paid in shares of Common Stock before January 1, 2014, and in cash thereafter.

In addition to customary conditions precedent, the consummation of the transactions contemplated by the Securities Purchase Agreement (the “Financing Transactions”) are subject to a number of other conditions precedent, including, with respect to the issuance of the Rollover Notes and Backstop Notes, shareholder approval of the issuance of the Exchange Shares and shares issued in connection with payment of interest under the New Debt, Rollover Notes and Backstop Notes. Each of the New Debt, Rollover Notes and Backstop Notes are expected to be clearable through Euroclear S.A./N.V.

In the event that the Securities Purchase Agreement is terminated after the Initial Closing (as defined in the Securities Purchase Agreement) and prior to the Second Closing (as defined in the Securities Purchase Agreement), Roust Trading may, at its option, elect to sell back the Initial Shares to the Company for a purchase price of $5.25 per share.

The Securities Purchase Agreement is subject to termination by Roust Trading or the Company if the Initial Closing (as defined in the Securities Purchase Agreement) has not occurred by June 1, 2012 or the Second Closing (as defined in the Securities Purchase Agreement) has not occurred by September 30, 2012. In addition, the Company has the right to terminate the Securities Purchase Agreement under certain circumstances, including accepting a superior unsolicited proposal, after stockholder approval is not obtained at a meeting of the Company’s stockholders, in which case the Company would be obligated to pay Roust Trading a termination fee of $12 million.

The cash proceeds from the Rollover Notes will be used by the Company to repurchase the Company’s 3.00% Convertible Senior Notes due 2013 (the “Convertible Notes”) held by Roust Trading or its affiliates with a face value of $102,554,00, at par. The remaining proceeds (net of transaction fees and expenses) received by the Company under the Financing Transactions will be used to repurchase or repay the outstanding amount of Convertible Notes.

Concurrently with the Securities Purchase Agreement, the Company has also entered into a governance agreement, dated April 23, 2012 (the “Governance Agreement”), with Roust Trading, in which Roust Trading has received various veto and governance rights related to its debt and equity investments in the Company, including veto rights relating to the size of the Company’s Board of Directors, certain restructuring transactions, certain acquisitions or business combinations, certain sales of assets, certain equity issuances, certain equity compensation to senior management, dividends and certain share repurchases, the incurrence of certain indebtedness, certain material amendments to the Company’s organizational documents and certain deviations from the Company’s annual capital expenditure budget that is approved by the Company’s Board of Directors. The Governance Agreement also provides Roust Trading with joint appointment and removal rights with CEDC regarding certain senior Russian management positions. The Governance Agreement also provides Roust Trading the right to maintain its ownership percentage in the Company in connection with equity issuances by the Company. Certain Provisions in the Governance Agreement will terminate when Roust Trading or its affiliates hold less than 9.0% of shares of outstanding Common Stock, and Roust Trading’s veto rights under the Governance Agreement will terminate when Roust Trading or its affiliates transfer more than 2/3rds of the then outstanding New Debt, Rollover Notes or Backstop Notes to unaffiliated entities.

Roust Trading also obtained the right to nominate up to 3 directors to the Company’s Board of Directors determined by its percentage ownership of Common Stock. Roust Trading has nominated Mr. Alessandro Picchi, as further described in Item 5.02 below, to serve as a director on the Company’s Board of Directors. Roust Trading will obtain the right to nominate two additional members to the Company’s Board of Directors, subject to its further acquisition of Common Stock pursuant to the Securities Purchase Agreement.

In addition, the Company has entered into a registration rights agreement with Roust Trading on April 23, 2012 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Roust Trading will receive the right to demand three registrations of equity securities held by it. The Company will not be required to effect more than one demand registration in any 12-month period. Roust Trading has also received the right to request a shelf registration and piggyback registration rights as well as registration rights associated with the New Debt, Rollover Notes and Backstop Notes.

On April 23, 2012, Roust Trading received a right of first offer for any proposed transfer of more than 25% of the Common Stock beneficially owned by Mr. William V. Carey, the Company’s Chairman, President and Chief Executive Officer. This right will last for a maximum of 5 years. Any acquisition of Common Stock by Roust Trading under this Agreement must be approved by the Company’s Board of Directors in accordance with the right of first offer.

Each of Roust Trading, Russian Standard Corporation, and Russian Standard-Invest have entered into irrevocable voting agreements with the Company (the “RTL Voting Agreements”) whereby Roust Trading, Russian Standard Corporation, and Russian Standard-Invest have each agreed to vote their shares of Common Stock in favor of certain resolutions approving the Financing Transactions and certain other matters that will be voted by the shareholders of the Company at any meeting of the shareholders of the Company, provided, however, with respect to Roust Trading, that it may not vote the Initial Shares, nor will the Initial Shares be deemed present, at any such meeting for purposes of votes relating to the Financing Transactions. The voting agreement entered into by Russian Standard Corporation and Russian Standard-Invest will terminate upon transfer of all of their shares of Common Stock to Roust Trading.

In addition, Roust Trading and each member of the Company’s Board of Directors holding shares in the Company have also entered into irrevocable voting agreements on April 23, 2012 (such agreements together, the “Director Voting Agreements”), whereby each member has agreed to vote his Common Stock in favor of certain resolutions approving the Financing Transactions at any meeting of the shareholders of the Company and certain other matters that will be voted by the shareholders of the Company.

Upon completion of the Financing Transactions, without taking into consideration any shares issued relating to interest payments under the New Debt, Rollover Notes, and Backstop Notes, it is expected that Roust Trading and its affiliates will own approximately 28% of the outstanding shares of Common Stock. The calculation of ownership percentage is based on 73,127,917 shares outstanding as of April 18, 2012, and giving pro forma effect to the issuance of the Initial Shares and Exchange Shares, except for any issuances of shares in connection with accrued but unpaid interest under the New Debt, but without giving effect to any exercisable options. Assuming the Initial Shares and Exchange Shares, except for any issuances of shares in connection with accrued but unpaid interest under the New Debt, had been issued on April 18, 2012, the total outstanding shares of Common Stock, as of that date, would have been 92,175,536.

The Company’s Board of Directors has approved the Financing Transactions and amendments to the Company’s certificate of incorporation to increase the size of the Company’s Board of Directors to ten (10) directors, subject to shareholder approval.

The foregoing description of the Securities Purchase Agreement, the Governance Agreement, the Registration Rights Agreement, the RTL Voting Agreements and the Director Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, the Governance Agreement, the Registration Rights Agreement, the RTL Voting Agreements and the Director Voting Agreements, copies of which are attached hereto as exhibits hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2012, the Company entered into the Securities Purchase Agreement described in Item 1.01 hereof. The description of the Securities Purchase Agreement and the transactions contemplated thereby contained in Item 1.01 are incorporated into this Item 2.03 by reference.

Each of the New Debt, Rollover Notes, and Backstop Notes may be accelerated upon certain customary events of default. Upon the occurrence and during the continuance of an event of default under the New Debt, Rollover Notes, and Backstop Notes, as the case may be, the then applicable interest rate on the New Debt, Rollover Notes, and Backstop Notes, as the case may be, will be increased by 2.00 percentage points per annum.

In addition, each of the New Debt, Rollover Notes, and Backstop Notes may be accelerated upon certain additional events of default thereto provided in the Securities Purchase Agreement, relating to termination of the Securities Purchase Agreement pursuant to certain provisions therein, breaches of, or failure to perform, certain provisions in the Governance Agreement, including, but not limited to, provisions with respect to Roust Trading’s board representation rights and veto rights, and repudiation of certain agreements in connection with the Financing Transaction will, in each case, be an event of default under and result in acceleration of the New Debt, Rollover Notes, and Backstop Notes held by Roust Trading or its affiliates.

Item 3.02	Unregistered Sales of Equity Securities.

On April 23, 2012, the Company entered into the Securities Purchase Agreement described in Item 1.01 hereof. The description of the Securities Purchase Agreement and the transactions contemplated thereby contained in Item 1.01 are incorporated into this Item 3.02 by reference.

The Company believes that the issuance and sale of securities pursuant to the Securities Purchase Agreement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. The Company has furnished certain information to Roust Trading as required by Regulation D, which has provided certain representations to the

Company evidencing that it is an “accredited investors” as defined in Regulation D. The Company has not engaged in general solicitation or advertising with regard to the proposed private placement and has not offered securities to the public in connection with the proposed private placement.

Item 3.03	Material Modification to Rights of Security Holders.

On April 17, 2012, in connection with approval of the Securities Purchase Agreement and the transaction agreements contemplated thereby, the Board of Directors resolved that none of Roust Trading and its affiliates would constitute an Acquiring Person under the Company’s Rights Agreement for the purchase of shares of Common Stock pursuant to the Securities Purchase Agreement and related transactions thereto (including the Governance Agreement and the right of first offer described in Item 1.01). As a result of this, Roust Trading and its affiliates may have the ability to acquire up to approximately 28% of the outstanding Common Stock (plus additional Common Stock in connection with interest payments relating to the New Debt, Rollover Notes and Backstop Notes and, if consented to by the Board of Directors, the right of first offer described in Item 1.01).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On April 23, 2012, the Board of Directors appointed Mr. Alessandro Picchi to the Board of Directors of the Company. Mr. Picchi was nominated by Roust Trading in accordance with Section 2.1 of the Governance Agreement.

Certain Relationships and Related Transactions

Pursuant to the Governance Agreement, the Company may not make any amendments to its certificate of incorporation or bylaws that adversely changes the exculpatory or indemnification provisions existing as of the effective date of the Governance Agreement for the benefit of directors of the Company without prior written agreement of Roust Trading.

In addition, the Company will enter into the form of Indemnification Agreement with Mr. Picchi that was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on December 30, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 23, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.2	Governance Agreement, dated April 23, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.3	Registration Rights Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

10.4	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

10.5	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Russian Standard Corporation

10.6	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Russian Standard-Invest LLC

99.1	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. David Bailey and Roust Trading Ltd.

99.2	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. N. Scott Fine and Roust Trading Ltd.

99.3	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. William Shanahan and Roust Trading Ltd.

99.4	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. Robert Koch and Roust Trading Ltd.

99.5	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. Markus Sieger and Roust Trading Ltd.

99.6	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. Marek Forysiak and Roust Trading Ltd.

99.7	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. William V. Carey and Roust Trading Ltd.

99.8	Press Release dated April 23, 2012

Participants in the Solicitation

CEDC and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the transaction under the rules of the SEC. Information about the directors and executive officers of CEDC is included in the definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on March 26, 2011 and current reports on Form 8-K filed with the SEC. Shareholders may obtain additional information regarding the interests of CEDC and its directors and executive officers in the transaction, which may be different than those of CEDC shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.

Additional Information

In connection with the transaction, CEDC will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of CEDC. CEDC STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CEDC stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http:// www.sec.gov. In addition, documents filed by CEDC are available at the SEC’s public reference room located at 100F Street, N.E. Washington, D.C. 20594. CEDC stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request to James Archbold, Vice President, at 3000 Atrium Way, suite 265, Mt. Laurel, NJ 08054, telephone (856) 273-6980 or from CEDC’s website, www.cedc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann

Vice President and Chief Financial Officer

Date: April 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated April 23, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.2	Governance Agreement, dated April 23, 2012 by and among Central European Distribution Corporation and Roust Trading Ltd.

10.3	Registration Rights Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

10.4	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Roust Trading Ltd.

10.5	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Russian Standard Corporation

10.6	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation and Russian Standard-Invest LLC

99.1	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. David Bailey and Roust Trading Ltd.

99.2	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. N. Scott Fine and Roust Trading Ltd.

99.3	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. William Shanahan and Roust Trading Ltd.

99.4	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. Robert Koch and Roust Trading Ltd.

99.5	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. Markus Sieger and Roust Trading Ltd.

99.6	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. Marek Forysiak and Roust Trading Ltd.

99.7	Voting Agreement, dated April 23, 2012, by and among Central European Distribution Corporation, Mr. William V. Carey and Roust Trading Ltd.

99.8	Press Release dated April 23, 2012